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                        IVAX CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                      (In thousands, except per share data)

PERIOD ENDED JUNE 30,                                          THREE MONTHS                      SIX MONTHS
                                                           1997             1996            1997             1996
                                                     ------------     ------------    ------------     ----------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items        $    (45,377)    $    (13,931)   $    (53,316)    $     21,965
     Extraordinary items, net of tax                       (2,137)          (2,072)         (2,137)          (2,073)
                                                     ------------     ------------    ------------     ------------
     Net income (loss) for primary computation       $    (47,514)    $    (16,003)   $    (55,453)    $     19,892
                                                     ============     ============    ============     ============
     Average number of common and dilutive
         common equivalent shares-primary                 121,488          121,015         121,484          121,858
                                                     ============     ============    ============     ============
     Earnings (loss) before extraordinary items      $       (.37)    $      (.11)    $      (.44)     $        .18
                                                     ============     ===========     ===========      ============
     Net earnings (loss)                             $       (.39)    $      (.13)    $      (.46)     $        .16
                                                     ============     ===========     ===========      ============

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items        $    (45,377)    $   (13,931)    $    (53,316)    $     21,965
     Extraordinary items, net of tax                       (2,137)         (2,072)          (2,137)         (2,073)
                                                     ------------     -----------     ------------     -----------
     Net income (loss) for fully diluted computation $    (47,514)    $   (16,003)    $    (55,453)    $     19,892
                                                     ============     ===========     ============     ============
     Average number of common and dilutive
         common equivalent shares-fully diluted           121,488          121,015         121,484          121,882
                                                     ============     ============    ============     ============
     Earnings (loss) before extraordinary items      $       (.37)    $      (.11)    $      (.44)     $        .18
                                                     ============     ===========     ===========      ============
     Net earnings (loss)                             $       (.39)    $      (.13)    $      (.46)     $        .16
                                                     ============     ===========     ===========      ============
AVERAGE NUMBER OF COMMON SHARES AND
     DILUTIVE COMMON SHARES EQUIVALENTS

Primary shares:
     Average number of common shares outstanding           121,488         121,015         121,484          120,423
     Incremental shares for options and warrants                 -               -               -            1,435
                                                     -------------    ------------    ------------     ------------
                                                           121,488         121,015         121,484          121,858
                                                     =============    ============    ============     ============
Fully diluted shares:
     Average number of common shares outstanding           121,488         121,015         121,484          120,423
     Incremental shares for options and warrants                 -               -               -            1,459
                                                     -------------    ------------    ------------     ------------
                                                           121,488         121,015         121,484          121,882
                                                     =============    ============    ============     ============
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